UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Oak Valley Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 North Third Avenue

Oakdale, California 95361

(209) 848-2265

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 10, 2010

This proxy statement supplement, dated May 14, 2010, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2010 relating to the annual general meeting of shareholders of Oak Valley Bancorp (the “Company”) to be held on Thursday, June 10, 2010 at 2:00 p.m., Pacific Daylight Time, at 338 E F Street, Oakdale, California 95361 (the “Annual Meeting”).

The purpose of this supplement is to disclose that, pursuant to NASDAQ Rule 4350(c)(4), the director nominees of the Company are selected by a majority of independent directors of the Company. Candidates are evaluated at regular or special meetings of the Board and by the independent directors meeting separately, and may be considered at any point during the year.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.